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CASCADE CORPORATION                                                EXHIBIT 11.

Computation of Earnings Per Share
(In thousands except per share data)
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
                                                                               QUARTER ENDED JULY 31
                                                             1999                                           1998
                                          -----------------------------------------       -----------------------------------------
                                                                          PER SHARE                                       PER SHARE
                                            INCOME          SHARES         AMOUNT           INCOME          SHARES          AMOUNT
                                          (Numerator)    (Denominator)                    (Numerator)    (Denominator)
                                          -----------------------------------------       -----------------------------------------
Net income                                   $ 4,442                                         $ 5,490

Less:  preferred stock dividend                 (107)                                           (140)
                                          ----------                                       ---------

BASIC EPS
Income available to
    common shareholders                        4,335         11,413         $ 0.38             5,350         11,843         $ 0.45
                                                                           -------                                          ------
                                                                           -------                                          ------
Effect of dilutive securities
Manditorily redeemable convertible
     preferred stock                              80            800                              110          1,100

Exchangeable preferred stock                      27            304                               30            305

Incentive stock options                            -              -                                -             33
                                          ----------      ---------                        ---------      ---------

DILUTED EPS
Income available to common
    shareholder plus assumed
    conversions                              $ 4,442         12,517         $ 0.35           $ 5,490         13,281         $ 0.41
                                          ----------      ---------         ------         ---------      ---------         ------
                                          ----------      ---------         ------         ---------      ---------         ------

                                                                             SIX MONTHS ENDED JULY 31
                                                             1999                                           1998
                                          -----------------------------------------       -----------------------------------------
                                                                          PER SHARE                                       PER SHARE
                                            INCOME          SHARES         AMOUNT           INCOME          SHARES          AMOUNT
                                          (Numerator)    (Denominator)                    (Numerator)    (Denominator)
                                          -----------------------------------------       -----------------------------------------
Net income                                   $ 8,552                                         $12,305

Less:  preferred stock dividend                 (217)                                           (283)
                                          ----------                                       ---------

Basic EPS
Income available to
    common shareholders                        8,335         11,473         $ 0.73            12,022         11,852         $ 1.01
                                                                           -------                                          ------
                                                                           -------                                          ------
Effect of dilutive securities
Manditorily redeemable convertible
     preferred stock                             160            800                              220          1,100

Exchangeable preferred stock                      57            304                               63            316

Incentive stock options                            -              -                                -             18
                                          ----------      ---------                        ---------      ---------

DILUTED EPS
Income available to common
    shareholder plus assumed
    conversions                              $ 8,552         12,577         $ 0.68          $ 12,305         13,286         $ 0.93
                                          ----------      ---------         ------         ---------      ---------         ------
                                          ----------      ---------         ------         ---------      ---------         ------